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                                                            EXHIBIT NO. 99.6(b)

                       AMENDMENT TO MASTER RETIREMENT PLAN
                       FOR NON-INTERESTED PERSON TRUSTEES

                                  CRIMSON BOARD

                       (EFFECTIVE AS OF DECEMBER 11, 2001)

         This Amendment to the Master Retirement Plan for Non-Interested Person Trustees of the MFS Crimson Board Funds, as amended and restated on February 17, 1999 (the "Plan"), has been adopted, effective December 11, 2001, by each of the Trusts identified on Exhibit A to the Plan, severally and not jointly, on behalf of each Fund of such Trust, and has been acknowledged and consented to by each Active Trustee (as defined below) as a signatory hereto. Capitalized terms used in this Amendment that are not otherwise defined herein shall have the meanings given to such terms in the Plan.

         Notwithstanding anything to the contrary in the Plan:

1. Effective January 1, 2002, each active Independent Trustee whose Normal Retirement Date is after December 31, 2001 (each an "Active Trustee") shall cease to participate in the Plan for all purposes and shall no longer be entitled to any benefits or payments thereunder except as provided in this Amendment. The Active Trustees under the Plan are Lawrence H. Cohn, Sir J. David Gibbons, Abby M. O'Neill, J. Dale Sherratt and Ward Smith. In addition, any Independent Trustee who was or is appointed to the Board after June 1, 2001 shall not participate in the Plan for any purpose.

2. On or before January 31, 2002, with respect to each Active Trustee and each Fund, the Board shall determine or cause to be determined the "Present Value of Accrued Benefits" of the Active Trustee with respect to such Fund under the Plan in accordance with the following formula:

         The product of:

                  (i) the Active Trustee's Accrued Benefit from the Fund as of December 31, 2001 payable at the Active Trustee's Normal Retirement Date;

                  and

                  (ii) the Active Trustee's Present Value Factor.

                  For purposes of this formula, each Active Trustee's "Present Value Factor" shall be determined based upon the following assumptions:

                  (a) The Active Trustee's age as of December 31, 2001;
                  (b) Benefit commencement on the Active Trustee's Normal
                      Retirement Date;
                  (c) 7.5% per annum interest discount; and
                  (d) GAM83M Mortality Table.

3. Each Fund shall take the following actions as soon as practicable after the determinations in paragraph 2 are made with respect to such Fund.

         (a) Each Fund listed on Schedule A hereto shall pay to each Active Trustee his or her Present Value of Accrued Benefits from such Fund in cash in a single lump-sum payment. Any such payment shall be made on or after January 1, 2002. The Board and each Active Trustee recognize and acknowledge that Active Trustees will be subject to income tax on a current basis with respect to such payments.

         (b) With respect to each Fund listed on Schedule B hereto and each Active Trustee, so that the Fund's obligation to the Active Trustee under the Plan is replaced with an obligation comparable as to present value under the Retirement Benefit Deferral Plan (the "Retirement Benefit Deferral Plan"), the Fund shall credit an amount equal to the Active Trustee's Present Value of Accrued Benefits from such Fund to the Active Trustee's account for the Fund under the Retirement Benefit Deferral Plan. Each Active Trustee recognizes and acknowledges that such amounts will be credited automatically to his or her accounts under the Retirement Benefit Deferral Plan (without any discretion on the part of the Active Trustees) and that Active Trustees will have no right to receive such amounts except in accordance with the terms and conditions of the Retirement Benefit Deferral Plan.

4. Notwithstanding the foregoing, the Plan shall remain in full force and effect in accordance with its terms as it applies to all Independent Trustees (including Retired Trustees) covered thereunder who are not Active Trustees as of January 1, 2002.

         By his or her signature below, each Active Trustee hereby acknowledges and consents to this Amendment in accordance with Section 6(b) of the Plan.

                                               LAWRENCE H. COHN
                                               --------------------------------
                                               Lawrence H. Cohn

                                               SIR J. DAVID GIBBONS
                                               --------------------------------
                                               Sir J. David Gibbons

                                               ABBY M. O'NEILL
                                               --------------------------------
                                               Abby M. O'Neill

                                               J. DALE SHERRATT
                                               --------------------------------
                                               J. Dale Sherratt

                                               WARD SMITH
                                               --------------------------------
                                               Ward Smith
Date:   December 11, 2001
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                                                                     Schedule A

FUNDS THAT WILL MAKE LUMP-SUM CASH PAYMENTS
UNDER PARAGRAPH 3(A) OF THE AMENDMENT

MFS Series Trust I
         MFS Cash Reserve Fund
         MFS New Discovery Fund
         MFS Value Fund

MFS Municipal Series Trust
         MFS Alabama Municipal Bond Fund
         MFS Arkansas Municipal Bond Fund
         MFS California Municipal Bond Fund
         MFS Florida Municipal Bond Fund
         MFS Georgia Municipal Bond Fund
         MFS Maryland Municipal Bond Fund
         MFS Massachusetts Municipal Bond Fund
         MFS Mississippi Municipal Bond Fund
         MFS Municipal Income Fund
         MFS New York Municipal Bond Fund
         MFS North Carolina Municipal Bond Fund
         MFS Pennsylvania Municipal Bond Fund
         MFS South Carolina Municipal Bond Fund
         MFS Tennessee Municipal Bond Fund
         MFS Virginia Municipal Bond Fund
         MFS West Virginia Municipal Bond Fund
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                                                                     Schedule B

FUNDS THAT WILL CREDIT AMOUNTS TO THE RETIREMENT BENEFIT DEFERRAL PLAN UNDER PARAGRAPH 3(B) OF THE AMENDMENT

MFS Government Limited Maturity Fund

MFS Series Trust I
         MFS Managed Sectors Fund
         MFS Global Asset Allocation Fund
         MFS Strategic Growth Fund
         MFS Research Growth and Income Fund

MFS Series Trust II
         MFS Emerging Growth Fund
         MFS Large Cap Growth Fund

MFS Series Trust VI
         MFS Global Total Return Fund
         MFS Utilities Fund
         MFS Global Equity Fund

MFS Series Trust VIII
         MFS Strategic Income Fund
         MFS Global Growth Fund

MFS Government Markets Income Trust
MFS Intermediate Income Trust
MFS Charter Income Trust
MFS Special Value Trust